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                                                                    EXHIBIT 10.5


                              THIRD AMENDMENT TO
                                THE PHAMIS INC.
                    1993 COMBINED INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN

     THIS AMENDMENT to the PHAMIS Inc. 1993 Combined Incentive and Nonqualified Stock Option Plan (the "Plan") is made by PHAMIS Inc. (the "Company") on this 14th day of May, 1996, and is effective immediately.

                                   RECITALS:

     WHEREAS, under the terms of the Plan, options may be granted to employees, directors, consultants or advisors of the Company or any subsidiary, up to an aggregate of 400,000 shares;

     WHEREAS, the Board of Directors and shareholders believe that it is in the Company's best interest to approve the amendments to allow the Company to continue to grant options under the Plan to secure for the company the benefits of additional incentive inherent in the ownership of its Common Stock by key employees of the Company and its subsidiaries and to help the Company and its subsidiaries secure and retain the services of key employees;

     NOW, THEREFORE, the Plan is hereby amended as follows:

          1.  Increase of the Number of Shares Reserved for Issuance.  The
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aggregate amount of Common Stock reserved for issuance under Section 2 of the
Plan shall be increased by 500,000 shares, from 400,000 to 900,000.

     IN WITNESS WHEREOF, the undersigned authority has executed this amendment as of the day and year first written above.

                              PHAMIS INC.


                              By:   ___________________________________

                              Its:  ___________________________________